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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                          DATE OF REPORT: MAY 22, 2000



                         CHECKFREE HOLDINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           Delaware                     0-26802                 58-2360335
----------------------------     ---------------------    ----------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NO.)        (IRS EMPLOYER
    OF INCORPORATION OR                                   IDENTIFICATION NUMBER)
       ORGANIZATION)

                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

         CheckFree Corporation and the owners of TransPoint announced today that they had reached an agreement in principle to amend their February 15, 2000 merger agreement. The amendment affects only the structure and mechanics of the acquisition, and under the new structure the surviving entity will be CheckFree Holdings Corporation. The current CheckFree Holdings' stockholders will continue to own a significant majority of the outstanding shares of CheckFree Holdings following the completion of the merger. None of the economic or business aspects of the transaction will be otherwise affected.

         CheckFree's press release issued May 22, 2000 regarding the agreement in principle with the owners of TransPoint to amend their February 15, 2000 merger agreement is attached as an exhibit to this report and is incorporated in this Form 8-K by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS.


                   EXHIBIT NO.                     DESCRIPTION

                       99 CheckFree Holdings Corporation's Press Release issued May 22, 2000, regarding the agreement in principle with the owners of TransPoint to amend their February 15, 2000 merger agreement.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHECKFREE HOLDINGS CORPORATION


Date:  May 22, 2000                      By: /s/ Allen L. Shulman
                                             ----------------------------------
                                             Allen L. Shulman, Executive Vice
                                             President, Chief Financial Officer
                                             and General Counsel

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                                  EXHIBIT INDEX


              EXHIBIT NO.               DESCRIPTION

                  99* CheckFree Holdings Corporation's Press Release issued May 22, 2000, regarding the agreement in principle with the owners of TransPoint to amend their February 15, 2000 merger agreement.

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* Filed with this report.